upbound™

Upbound Group, Inc. Earnings Release

October 31, 2024

Third Quarter 2024 Results & Key Metrics

$1,069M	$31M	$117M	$0.55	$0.95
Total Revenue	Net Earnings	Adjusted EBITDA[1]	GAAP Diluted EPS	Non-GAAP Diluted EPS[1]

Growth Momentum Continues: Strong Q3 Positions Company to Achieve FY 2024 Guidance

Acima GMV +13% y/y, Rent-A-Center Same Store Sales +2.6% y/y, Consolidated Revenues +9.2% y/y

Third Quarter Consolidated Results

- Consolidated revenues of $1,068.9 million increased 9.2% year-over-year, driven by both higher rentals and fees revenue and higher merchandise sales revenue.
- GAAP operating profit of $70.1 million, including $28.1 million of pre-tax costs relating to special items described below, compared to $58.1 million of GAAP operating profit, including $29.1 million of pre-tax costs relating to special items, in the prior year period. Third quarter 2024 GAAP operating profit margin was 6.6%, compared to 5.9% in the prior year period.
- Consolidated lease charge-off (LCO) rate of 7.4%, a 40 bps increase from the prior year period and 20 bps higher sequentially.
- Net earnings on a GAAP basis of $30.9 million, compared to $4.4 million in the prior year period, a $26.5 million increase driven primarily by the prior year tax impact associated with the vesting of restricted stock awards issued in connection with the Acima acquisition. Net profit margin of 2.9% increased 250 bps year-over-year.
- Adjusted EBITDA[1] increased 10.3% year-over-year to $116.9 million, due to increases in Adjusted EBITDA in both the Acima and Rent-A-Center segments, in addition to lower Corporate costs.
- Adjusted EBITDA margin[1] of 10.9% increased 10 basis points compared to the prior year period, due to an increase in Adjusted EBITDA margin[1] in the Rent-A-Center segment, partially offset by a decrease in Adjusted EBITDA margin[1] in the Acima segment.
- GAAP diluted earnings per share was $0.55, compared to GAAP diluted earnings per share of $0.08 in the prior year period.
- Non-GAAP diluted earnings per share[1], which excludes the impact of special items described below, was $0.95 for the third quarter of 2024, compared to $0.79 in the prior year period.

CEO Commentary

"Upbound's third quarter results illustrate the strengths of our differentiated model, and we delivered another quarter of top and bottom line growth at both Acima and Rent-A-Center. We've continued to strengthen our proven operating levers while layering in enhanced digital capabilities to optimize our omni-channel experience for today's consumer against a fast-changing economic backdrop. As a result, Acima delivered its 4th consecutive quarter of GMV growth and RAC achieved another quarter of same store sales growth, which enabled us to meet our third quarter guidance," noted Upbound CEO Mitch Fadel.

"As we look ahead, we see even more opportunities to help our merchants grow their business while helping our customers improve their lives. We believe we can capitalize on our trusted brands and our national scale to offer new products and solutions that will showcase our commitment to providing a seamless experience for durable goods and more.

"As we approach year end, I'm confident that our team and our capabilities are poised for a strong holiday season, and we'll be well-positioned to achieve our 2024 targets," concluded Mr. Fadel.

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(1) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.

Acima Segment Third Quarter Results • GMV increased 13.0% year-over-year, the fourth consecutive quarter of double-digit GMV growth. Growth in GMV was primarily due to an increase in retailer locations, retailer productivity, and our expanding direct-to-consumer offerings. • Revenues of $566.2 million increased 19.1% year- over-year, driven by increases in both rentals and fees revenue and merchandise sales revenue. • Rentals and fees revenue increased 17.9% year-over- year and merchandise sales increased 23.5% year- over-year. • Gross margin decreased 280 bps year-over-year due to merchandise sales representing a larger percentage of revenue, a result of more consumers electing the 90 day purchase option, and the conversion of ANOW locations to the Acima platform. • Lease charge-offs (LCO) were 9.2%, improving 20 bps year-over-year and 40 bps sequentially. • Operating profit and net earnings on a GAAP basis were $64.0 million with a margin of 11.3%, compared to $58.1 million and 12.2% in the prior year period. • Adjusted EBITDA was $75.3 million with a margin of 13.3%, compared to $72.8 million and 15.3% in the prior year period. The decrease in Adjusted EBITDA margin was primarily attributable to lower gross margins. • Retailer locations with at least one funded lease in the quarter increased approximately 10% year-over-year in Q3. Rent-A-Center Segment Third Quarter Results • Same store sales increased 2.6% year-over-year for the second consecutive quarter, an improvement from a 4.0% decrease in the third quarter of 2023. • Same-store lease portfolio value remained flat year-over-year. • Revenues of $458.7 million increased 1.1% year- over-year, driven by an increase in rentals and fees revenue. • Rentals and fees revenue increased 1.0% year- over-year. Merchandise sales revenue decreased 0.4% year-over-year. • Lease charge-offs (LCO) were 4.9%, increasing 60 bps y/y and 70 bps sequentially. • Operating profit and net earnings on a GAAP basis were $68.9 million with a margin of 15.0%, compared to $63.8 million and 14.1% in the prior year period. • Adjusted EBITDA was $74.7 million with a margin of 16.3% in the third quarter, compared to $68.2 million and 15.0% in the prior year period. The year-over-year increase in Adjusted EBITDA and Adjusted EBITDA margin was due in part to lower non-labor operating expenses. • As of September 30, 2024, the Rent-A-Center segment owned and operated 1,726 locations, 58 fewer locations than the end of the prior quarter due primarily to the sale of 55 locations to a Rent- A-Center franchisee. Segment Highlights 2

Segment Highlights (continued) Franchising Segment Third Quarter Results • Revenues of $24.9 million decreased 18.6% year-over-year due to lower inventory sales. • Segment net earnings, on a GAAP basis, and Adjusted EBITDA were $4.3 million and $4.4 million, respectively. • As of September 30, 2024, the company had 465 franchised locations. Mexico Segment Third Quarter Results • Revenues of $19.0 million increased 7.3% year-over-year on a constant currency basis. • Segment net earnings, on a GAAP basis, and Adjusted EBITDA were approximately $0.9 million and $1.3 million, respectively. • As of September 30, 2024, the Mexico segment owned and operated 129 locations. Corporate Segment Third Quarter Results • GAAP operating expenses decreased 0.6% year- over-year. 3

Full Year 2024 Financial Outlook

The Company is tightening its previous guidance, which was provided during our Q2 earnings call on August 1, 2024, for its 2024 fiscal year. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2024 may have a significant impact on our future GAAP results.

Table 1 **Consolidated Guidance**[1]	**Current Full Year 2024 Guidance (10/31/2024)**	**Previous Full Year 2024 Guidance (8/1/2024)**
Revenues ($B)	$4.20 - $4.30	$4.10 - $4.30
Adj. EBITDA Excluding SBC ($M)[2]	$470 - $480	$465 - $485
Non-GAAP Diluted Earnings Per Share[2,3]	$3.75 - $3.90	$3.65 - $4.00
Free Cash Flow ($M)[2]	$100 - $130	$100 - $130

1. Consolidated includes Acima, Rent-A-Center, Mexico, Franchising and Corporate Segments.
2. Non-GAAP financial measure. See descriptions below in this release.
3. Non-GAAP diluted earnings per share excludes the impact of incremental depreciation and amortization related to the estimated fair value of acquired Acima assets and stock compensation expense associated with the Acima acquisition equity consideration, which was subject to vesting conditions.

CFO Commentary

"We are pleased by our strong third quarter results, which featured continued growth at both segments. Acima GMV grew 13% year-over-year in the quarter while Rent-A-Center same store sales increased 2.6% year-over-year. Topline performance paired with disciplined expense management resulted in a 20% increase in non-GAAP diluted EPS and a $28.2 million increase in net cash provided by operating activities compared to the prior year quarter," noted Fahmi Karam, CFO.

"While employment metrics are still strong, the economic backdrop continues to be characterized by uncertainty. Our consumers are selective with their spending, and we are responding to their behavior in real-time with our dynamic decisioning, driving incremental sales for our retailers while also optimizing returns for our stakeholders. We continue to monitor the seasonal trends in delinquency rates, while implementing underwriting refinements and operational efficiencies to achieve risk-adjusted returns within our target range.

"Our customers' needs continue to evolve, and we will continue to position the business to meet them. By investing in new products, services and capabilities, we can elevate the consumer experience, capitalize on market opportunities and further differentiate our offering. With a robust balance sheet and approaching $600 million in liquidity, we believe the company is well-positioned to drive sustainable growth and long-term returns," concluded Mr. Karam.



Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss the third quarter results, guidance and other operational matters on the morning of Thursday, October 31, 2024, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

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Financial Highlights

Key Metrics

Table 2 Metrics ($'s Millions - except per share)	Q3 2024	Q3 2023	Q2 2024
Consolidated			
Revenue	$ 1,068.9	$ 979.1	$ 1,076.5
Revenue Y/Y % Change	9.2 %	(4.4)%	9.9 %
GAAP Operating Profit	$ 70.1	$ 58.1	$ 80.7
Net Earnings	$ 30.9	$ 4.4	$ 33.9
Net Profit Margin	2.9 %	0.4 %	3.2 %
Adj. EBITDA (1)	$ 116.9	$ 106.0	$ 124.5
Adj. EBITDA Margin (1)	10.9 %	10.8 %	11.6 %
Lease Charge-Off Rate (5)	7.4 %	7.0 %	7.2 %
GAAP Operating Expenses as % of Total Revenue	41.3 %	44.8 %	41.9 %
GAAP Diluted EPS	$ 0.55	$ 0.08	$ 0.61
Non-GAAP Diluted EPS (1)	$ 0.95	$ 0.79	$ 1.04
On-Rent Rental Merchandise, Net	$ 1,016.7	$ 969.0	$ 1,064.9
Net Cash Provided by Operating Activities	$ 106.2	$ 78.0	$ 15.0
Free Cash Flow (1)	$ 88.3	$ 63.2	$ 0.6
Rent-A-Center Segment			
Lease Portfolio - Monthly Value (as of period end) (2)	$ 132.2	$ 137.9	$ 139.7
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) (3)	(0.1)%	(2.7)%	1.4 %
Same Store Sales (Y/Y % Change) (4)	2.6 %	(4.0)%	2.6 %
Revenue	$ 458.7	$ 453.6	$ 474.9
Revenue Y/Y % Change	1.1 %	(4.2)%	1.9 %
GAAP Operating Profit/GAAP Net Earnings	$ 68.9	$ 63.8	$ 67.0
Net Profit Margin	15.0 %	14.1 %	14.1 %
Adj. EBITDA (1)	$ 74.7	$ 68.2	$ 77.6
Adj. EBITDA Margin (1)	16.3 %	15.0 %	16.3 %
On-Rent Rental Merchandise, Net	$ 393.4	$ 429.6	$ 433.6
Lease-Charge Off Rate (5)	4.9 %	4.3 %	4.2 %
30+ Day Past Due Rate (6)	3.4 %	3.1 %	2.7 %
Corporate Owned Store Count (U.S. & PR - as of period end)	1,726	1,844	1,784
Acima Segment			
GMV (7)	$ 436.1	$ 385.8	$ 450.1
GMV (Y/Y % Change) (7)	13.0 %	(1.4)%	21.0 %
Revenue	$ 566.2	$ 475.2	$ 552.8
Revenue Y/Y % Change	19.1 %	(5.8)%	19.0 %
GAAP Operating Profit/GAAP Net Earnings	$ 64.0	$ 58.1	$ 70.0
Net Profit Margin	11.3 %	12.2 %	12.7 %
Adj. EBITDA (1)	$ 75.3	$ 72.8	$ 81.3
Adj. EBITDA Margin (1)	13.3 %	15.3 %	14.7 %
On-Rent Rental Merchandise, Net	$ 602.3	$ 517.3	$ 608.6
Lease Charge-Off Rate (5)	9.2 %	9.4 %	9.6 %
60+ Day Past Due Rate (8)	13.4 %	13.0 %	12.1 %

*Please see footnotes on the following page.

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Financial Highlights (continued) (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent- A-Center stores and e-commerce platform at the end of any given period. (3) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (4) Same Store Sales (SSS): Same store sales generally represents revenue earned in Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (5) Lease Charge-Offs (LCOs) (previously referred to as “skip / stolen losses”): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now and Home Choice locations. (6) 30+ Days Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases. (7) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (8) 60+ Days Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases. 6

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD) is an omni-channel platform company committed to elevating financial opportunity for all through innovative, inclusive, and technology-driven financial solutions that address the evolving needs and aspirations of consumers. The Company’s customer-facing operating units include industry-leading brands such as Rent-A-Center® and Acima® that facilitate consumer transactions across a wide range of store-based and digital retail channels, including over 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Upbound Group, Inc. Jeff Chesnut SVP Strategy & Corporate Development 972-801-1108 jeff.chesnut@upbound.com 7

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward- looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2024 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company as a whole and of the Company’s segments, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, (vi) the potential impact of legal proceedings, governmental inquiries and investigations the Company is involved in, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) the general strength of the economy and other economic conditions affecting consumer preferences and spending, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (2) factors affecting the disposable income available to the Company's current and potential customers; (3) changes in the unemployment rate; (4) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (5) changes in the Company's credit ratings; (6) difficulties encountered in improving the financial and operational performance of the Company's business segments; (7) risks associated with pricing, value proposition and other changes and strategies being deployed in the Company's businesses; (8) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential mergers and acquisitions, or refranchising opportunities; (9) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; (10) failure to manage the Company's operating labor and non-labor operating expenses, including merchandise losses; (11) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's host retailers; (12) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (13) the Company's ability to achieve the benefits expected from its integrated virtual and staffed third-party retailer offering and to successfully grow this business segment; (14) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (15) litigation or administrative proceedings to which the Company is or may be a party to from time to time and changes in estimates relating to litigation reserves including, in each case in connection with the regulatory and litigation matters described in the Company’s most recent Form 10-K or Form 10-Q; (16) the Company’s compliance with applicable statutes and regulations governing the Company’s businesses, impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company’s business, including in connection with the regulatory matters in which the Company is involved, and any legislative or other regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company’s business; (17) the Company's transition to more readily scalable “cloud-based” solutions; (18) the Company's ability to develop and successfully implement digital or E-commerce capabilities, including mobile applications; (19) the Company's ability to protect its proprietary intellectual property; (20) the Company's ability or that of the Company's host retailers to protect the integrity and security of customer, employee, supplier and host retailer information, which may be adversely affected by hacking, computer viruses, or similar disruptions; (21) impairment of the Company's goodwill or other intangible assets; (22) disruptions in the Company's supply chain; (23) limitations of, or disruptions in, the Company's distribution network; (24) rapid inflation or deflation in the prices of the Company's products and other related costs; (25) allegations of product safety and quality control issues, including recalls; (26) the Company's ability to execute, as well as, the effectiveness of store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (27) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (28) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later and other fintech companies and other competitors, including subprime lenders; (29) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (30) consumer preferences and perceptions of the Company's brands; (31) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own, including through third party partnerships; (32) the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; (33) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (34) changes in tariff policies; (35) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (36) information technology and data security costs; (37) the impact of any breaches in data security or other disturbances to the Company's information technology and other networks (38) changes in estimates relating to self-insurance liabilities and income tax reserves; (39) changes in the Company's effective tax rate; (40) fluctuations in foreign currency exchange rates; (41) the Company's ability to maintain an effective system of internal controls; and (42) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2023, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 8

Upbound Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED Table 3 Three Months Ended September 30, (in thousands, except per share data) 2024 2023 Revenues Rentals and fees $ 877,831 $ 806,766 Merchandise sales 150,752 127,564 Installment sales 14,416 13,444 Franchise merchandise sales 18,195 24,082 Royalty income and fees 5,863 5,813 Other 1,802 1,429 Total revenues 1,068,859 979,098 Cost of revenues Cost of rentals and fees 342,392 296,820 Cost of merchandise sold 191,875 155,937 Cost of installment sales 5,256 5,102 Franchise cost of merchandise sold 18,250 24,073 Total cost of revenues 557,773 481,932 Gross profit 511,086 497,166 Operating expenses Operating labor 152,635 152,080 Non-labor operating expenses 196,010 191,455 General and administrative expenses 51,464 53,898 Depreciation and amortization 12,770 12,624 Other gains and charges 28,148 29,057 Total operating expenses 441,027 439,114 Operating profit 70,059 58,052 Interest expense 26,801 27,887 Interest income (897) (1,255) Earnings before income taxes 44,155 31,420 Income tax expense 13,295 27,057 Net earnings $ 30,860 $ 4,363 Basic weighted average shares 54,700 55,485 Basic earnings per common share $ 0.56 $ 0.08 Diluted weighted average shares 55,962 56,852 Diluted earnings per common share $ 0.55 $ 0.08 REVENUES BY SEGMENT Acima $ 566,183 $ 475,216 Rent-A-Center 458,743 453,632 Mexico 19,030 19,642 Franchising 24,903 30,608 Total revenues $ 1,068,859 $ 979,098 9

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 4 September 30, (In thousands) 2024 2023 Cash and cash equivalents $ 85,054 $ 105,726 Receivables, net 121,645 104,772 Prepaid expenses and other assets 74,442 55,671 Rental merchandise, net On rent 1,016,716 968,965 Held for rent 123,055 122,493 Operating lease right-of-use assets 269,307 295,879 Goodwill 289,750 289,750 Total assets 2,578,490 2,626,075 Operating lease liabilities $ 277,318 $ 299,509 Senior debt, net 794,257 799,973 Senior notes, net 441,395 439,425 Total liabilities 1,966,670 2,028,830 Total stockholders’ equity 611,820 597,245 10

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Free Cash Flow (net cash provided by operating activities less capital expenditures), and (4) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis. “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. 11

Reconciliation of Net Earnings (Loss) to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 5

	Three Months Ended September 30, 2024					
(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 511,086	$ 70,059	$ 44,155	$ 13,295	$ 30,860	$ 0.55
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	—	14,901	14,901	3,253	11,648	0.21
Legal matters[(3)]	—	11,038	11,038	2,411	8,627	0.15
Accelerated stock compensation[(4)]	—	1,688	1,688	369	1,319	0.02
Asset impairments	—	(67)	(67)	(15)	(52)	—
Other[(5)]	—	588	588	128	460	0.01
Discrete income tax items	—	—	—	(475)	475	0.01
Non-GAAP Adjusted Results	$ 511,086	$ 98,207	$ 72,303	$ 18,966	$ 53,337	$ 0.95

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes estimated settlement expenses of $7.5 million and related litigation and defense expenses of $3.5 million for regulatory lawsuits with the Consumer Financial Protection Bureau and New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(5) Includes shutdown and holding expenses related to store closures of $0.6 million.

Table 6

	Three Months Ended September 30, 2023					
(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 497,166	$ 58,052	$ 31,420	$ 27,057	$ 4,363	$ 0.08
Plus: Special Items[(1)]						
Acima equity consideration vesting[(2)]	—	9,378	9,378	(17,754)	27,132	0.47
Acima acquired assets depreciation and amortization[(3)]	—	18,234	18,234	5,681	12,553	0.22
Accelerated software depreciation[(4)]	—	4,609	4,609	1,436	3,173	0.06
Legal settlements	—	(95)	(95)	(30)	(65)	—
Other[(5)]	—	(3,069)	(3,069)	(956)	(2,113)	(0.04)
Discrete income tax items	—	—	—	12	(12)	—
Non-GAAP Adjusted Results	$ 497,166	$ 87,109	$ 60,477	$ 15,446	$ 45,031	$ 0.79

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(3) Includes amortization expense of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system that was fully deployed in the third quarter of 2024.

(5) Represents interest income on tax refunds for prior years received in 2023.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 7

(in thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
	Three Months Ended September 30, 2024					
Net earnings (loss)	$ 63,994	$ 68,923	$ 884	$ 4,344	$ (107,285)	$ 30,860
Plus: Interest expense, net	—	—	—	—	25,904	25,904
Plus: Income tax expense	—	—	—	—	13,295	13,295
Operating profit (loss)	63,994	68,923	884	4,344	(68,086)	70,059
Plus: Depreciation and amortization	352	5,207	405	36	6,770	12,770
Plus: Stock-based compensation	—	—	—	—	5,887	5,887
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	10,929	—	—	—	3,972	14,901
Legal matters[(3)]	—	—	—	—	11,038	11,038
Accelerated stock compensation[(4)]	—	—	—	—	1,688	1,688
Asset impairments	—	(67)	—	—	—	(67)
Other[(5)]	—	588	—	—	—	588
Adjusted EBITDA	$ 75,275	$ 74,651	$ 1,289	$ 4,380	$ (38,731)	$ 116,864

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.
(2) Includes amortization expense of approximately $10.9 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.
(3) Includes estimated settlement expenses of $7.5 million and related litigation and defense expenses of $3.5 million for regulatory lawsuits with the Consumer Financial Protection Bureau and New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.
(4) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.
(5) Includes shutdown and holding expenses related to store closures of $0.6 million.

Table 8

(in thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
	Three Months Ended September 30, 2023					
Net earnings (loss)	$ 58,124	$ 63,762	$ 1,124	$ 3,541	$ (122,188)	$ 4,363
Plus: Interest expense, net	—	—	—	—	26,632	26,632
Plus: Income tax expense	—	—	—	—	27,057	27,057
Operating profit (loss)	58,124	63,762	1,124	3,541	(68,499)	58,052
Plus: Depreciation and amortization	420	4,421	345	36	7,402	12,624
Plus: Stock-based compensation	—	—	—	—	6,240	6,240
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	14,262	—	—	—	3,972	18,234
Acima equity consideration vesting[(3)]	—	—	—	—	9,378	9,378
Accelerated software depreciation[(4)]	—	—	—	—	4,609	4,609
Legal settlements	—	—	—	—	(95)	(95)
Other[(5)]	—	—	—	—	(3,069)	(3,069)
Adjusted EBITDA	$ 72,806	$ 68,183	$ 1,469	$ 3,577	$ (40,062)	$ 105,973

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 3 of this earnings release.
(2) Includes amortization expense of approximately $14.3 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.
(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.
(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system that was fully deployed in the third quarter of 2024.
(5) Represents interest income on tax refunds for prior years received in 2023.

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Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow Table 9 Three Months Ended September 30, Nine Months Ended September 30, (in thousands) 2024 2023 2024 2023 Net cash provided by operating activities $ 106,205 $ 77,982 $ 166,666 $ 219,942 Purchase of property assets (17,948) (14,773) (44,192) (36,167) Free cash flow $ 88,257 $ 63,209 $ 122,474 $ 183,775 14